UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2007

STRATOS RENEWABLES CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-1321517	20-1699126
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

9440 Santa Monica Blvd., Suite 401
Beverly Hills, CA 90210
(Address of Principal Executive Offices)

(310) 402-5901
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 26, 2007, Stratos Renewables Corporation, a Nevada corporation (“Stratos”) entered into a consulting agreement (the “Agreement”) with Green Strategies, Inc. (“Consultant”), pursuant to which Consultant will provide certain representational, government relations and strategic consulting services for Stratos (the “Services”).

The term of the Agreement is from November 15, 2007 to February 15, 2008, subject to earlier termination by either party upon 30 days prior written notice.

In consideration of the performance by Consultant of its obligations under the Agreement, Stratos is obligated to provide the following compensation to Consultant:

•	A total cash fee of $24,000 ($8,000 per month) payable upon execution of the Agreement;
•	Five-year warrants to purchase 250,000 shares of Stratos’ common stock, $0.001 par value, exercisable at $.70 per share, vesting on a pro-rata monthly basis (i.e. 1/3rd per month); and
•	125,000 shares of restricted stock to be issued in accordance with, and upon Stratos’ adoption of a stock incentive plan.

The foregoing description does not purport to be a complete statement of the parties’ rights under the Agreement and is qualified in its entirety by reference to text of the Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 3.01	Unregistered Sales of Equity Securities

As is more fully described in Item 1.01 above, which disclosures are incorporated by reference herein, pursuant to the Agreement entered into on November 26, 2007, Stratos issued to Consultant five-year warrants to purchase 250,000 shares of Stratos’ common stock, $0.001 par value, exercisable at $.70 per share, vesting on a pro-rata monthly basis (i.e. 1/3rd per month).

The securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions set forth in Section 4(2) of the Securities Act.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS RENEWABLES CORPORATION

Date: December 5, 2007	By:	/s/ Luis Humberto Goyzueta
Luis Humberto Goyzueta
President

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement

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